EXHIBIT 99.2

PROXY
PRELIMINARY COPY—SUBJECT TO COMPLETION
WEST METRO FINANCIAL SERVICES
68 First National Drive
Dallas, Georgia 30157

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [                     ], 2005

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

      The undersigned hereby appoints [             ] and [             ], and each of them, proxies with full power of substitution, to vote for the undersigned all shares of common stock of West Metro Financial Services, Inc., that the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders (the “Special Meeting”) to be held at 68 First National Drive, Dallas, Georgia 30157, on              , 2005, at       a.m., local time, and at any adjournments or postponements thereof, upon the matters described on reverse and in the accompanying Proxy Statement-Prospectus dated [             ], 2005, and upon any other business that may properly come before such Special Meeting or any adjournments thereof.

      Pursuant to the Proxy Statement-Prospectus, said proxies are directed to vote as indicated on the reverse hereof, and otherwise as the Board of Directors may recommend with respect to any other business that may properly come before the meeting or at any adjournment or postponement thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF MARCH 15, 2005, BY AND BETWEEN FIRST HORIZON NATIONAL CORPORATION. AND WEST METRO FINANCIAL SERVICES, INC.

(CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

      Proposal 1 is more fully described in the Proxy Statement-Prospectus that accompanies this proxy. You are encouraged to read the Proxy Statement-Prospectus carefully.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF PROPERLY EXECUTED AND NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1.

PROPOSAL 1:

      To approve the Agreement and Plan of Merger, dated as of March 15, 2005, by and between First Horizon National Corporation and West Metro Financial Services, Inc. (the “Merger Agreement”), as described in the Proxy Statement-Prospectus and the Merger Agreement.

☐ FOR ☐ AGAINST ☐ ABSTAIN

Signature of Shareholder Date

IMPORTANT: Please date and sign this Proxy exactly as your name or names appear hereon; if shares are held jointly, all joint owners must sign. An executor, administrator, trustee, guardian, or other person signing in a representative capacity, must give his or her full title. A corporation must sign in full corporate name by its president or other authorized officer. A partnership must sign in partnership name by an authorized person.

(Fold and detach here)

DETACH CARD: Please detach proxy at perforation before mailing.

VOTE BY MAIL

      Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Ms. Kathy Hulsey, Corporate Secretary, West Metro Financial Services, 68 First National Drive, Dallas, Georgia 30157.

TO CHANGE YOUR VOTE

      Any subsequent vote will change your prior vote. You may also revoke your proxy by voting in person at the Special Meeting.